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                                                                    Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Next Level Communications, Inc. on Form S-3 of our report dated February 19, 2001, appearing in the Annual Report on Form 10-K of Next Level Communications, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

San Francisco, California
June 15, 2001